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                                                           EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of The Advest Group, Inc. on Form S-8 of our reports dated October 21, 1998, on our audits of the consolidated financial statements and financial statement schedules of The Advest Group, Inc. as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, which reports are included in the Annual Report on Form 10-K for the year ended September 30, 1998.

PricewaterhouseCoopers LLP

Hartford, Connecticut
June 29, 1999